SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 30, 2003 (July 29, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas 75063
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 830-1800

Item 5.                                   Other Events.

On July 29, 2003, the registrant announced that two of its public stockholders have filed complaints in the District Court of Dallas County, Texas against the registrant and specified individual members of its Board of Directors.  The complaints allege, among other things, that the previously announced proposed acquisition of the registrant by AllServe Systems plc is unfair to the public stockholders of the registrant and that the defendants breached their fiduciary duties to the registrant’s public stockholders in connection with the proposed acquisition.  The registrant is including as an exhibit to this Form 8-K a copy of the press release announcing the stockholder lawsuits, which was issued on July 29, 2003.

Item 7.                                   Financial Statements and Exhibits.

(c)           Exhibits

99.1                           Press release dated July 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/	Herman Schwarz
Herman Schwarz
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated July 29, 2003.